SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2005
Youbet.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5901 De Soto Avenue, Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)
(818) 668-2100

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On November 30, 2005, Youbet.com, Inc., a Delaware corporation (“Youbet”), UT Gaming, Inc., a Delaware corporation and a wholly-owned subsidiary of Youbet, UT Group, LLC, a Delaware limited liability company (“UT Group”), and United Tote Company, a Montana corporation (“United Tote”), entered into a stock purchase agreement pursuant to which Youbet has agreed to acquire from UT Group all of the outstanding common stock of United Tote.
     The following is a summary of the material terms of the stock purchase agreement. As a summary of the material terms of the stock purchase agreement, it does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the stock purchase agreement attached hereto as Exhibit 2.1, and incorporated herein by this reference. Pursuant to the terms of the stock purchase agreement, Youbet will pay UT Group $34.2 million in cash, subject to adjustments for changes in working capital and outstanding debt. Youbet has deposited $1.0 million in escrow to be applied against the purchase price at closing, and in connection with closing, Youbet also expects to refinance United Tote’s secured debt (primarily related to the financing of equipment that is placed with United Tote’s track customers).
     The stock purchase agreement contains customary representations and warranties by each party, and is subject to a financing contingency and other customary closing conditions. UT Group, on the one hand, and Youbet and UT Gaming, on the other hand, are obligated, subject to certain limitations, to indemnify the other under the stock purchase agreement for breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain third party claims.
     The stock purchase agreement contemplates closing on or before December 31, 2005, provided that Youbet has the right to extend this outside closing date until February 3, 2006, by notifying UT Group prior to December 23, 2005, and depositing an additional $750,000 into escrow. If Youbet elects to terminate the stock purchase agreement and UT Group is not in breach, the agreement contemplates a break-up fee equal to the amount then in escrow.
Item 7.01. Regulation FD Disclosure.
     On December 1, 2005, in connection with the announcement of Youbet’s agreement to acquire United Tote, Youbet hosted a conference call regarding the United Tote acquisition. Youbet is furnishing a transcript of this conference call as Exhibit 99.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits:
2.1	Stock Purchase Agreement, dated as of November 30, 2005, by and among Youbet.com, Inc., UT Gaming, Inc., UT Group, LLC, and United Tote Company.

99.1	Transcript of December 1, 2005 conference call (furnished pursuant to item 7.01 of Form 8-K).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBET.COM, INC.
Date: December 2, 2005	By:	/s/ Charles Champion
Charles Champion
President and Chief Executive Officer